Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Mariann Caprino, Media Relations – (860) 226-7251

CIGNA REPORTS SECOND QUARTER 2011 RESULTS

o	Second quarter 2011 results include strong revenue growth and earnings from each of our ongoing businesses, reflecting continued effective execution of our focused growth strategy.

o
Consolidated revenues in the quarter increased to $5.5 billion, representing growth of 7% over the same period last year, excluding the effect from exiting the Medicare Advantage Individual Private Fee for Service business (Medicare IPFFS)9.  On a reported basis, consolidated revenues increased 3%.

o
Adjusted income from operations1 for second quarter 2011 was $418 million, or $1.53 per share, representing an increase of 11% per share compared with the second quarter of 2010.  Shareholders’ net income1 for second quarter 2011 was $408 million, or $1.50 per share.

o	The Company now estimates full year 2011 earnings, on an adjusted income from operations1,3 basis, to be in the range of $1.355 billion to $1.435 billion, or $4.95 to $5.25 per share.

BLOOMFIELD, Conn., August 4, 2011 – CIGNA Corporation (NYSE: CI) today reported second quarter 2011 results, that included strong revenue growth and earnings from each of our ongoing businesses, reflecting continued effective execution of the fundamentals supporting our long-term growth strategy.

Consolidated revenues increased 7%, excluding the effect from exiting Medicare IPFFS9.  Revenues reflect premium and fee increases of 8% in Health Care9, 10% in Disability and Life, and 36% in International, driven by continued growth in our targeted customer segments.

CIGNA reported shareholders’ net income1 of $408 million, or $1.50 per share, for the second quarter of 2011, compared with shareholders’ net income1 of $294 million, or $1.06 per share, for the second quarter of 2010.  Shareholders’ net income1 included a loss of $0.07 per share in the second quarter of 2011 and a loss of $0.37 per share for the same period last year related to the Guaranteed Minimum Income Benefits (GMIB)2 business.

CIGNA's adjusted income from operations1 for the second quarter of 2011 was $418 million, or $1.53 per share, compared with $384 million, or $1.38 per share, for the second quarter of 2010.  Adjusted income from operations1 in the second quarter of 2011 included prior year favorable claim development in the Health Care business of $25 million after-tax, or $0.09 per share, compared to $14 million after-tax, or $0.05 per share, in the second quarter of 2010.

"Our second quarter results are strong and driven by our continued focus on growing in targeted geographies and customer segments through our diversified, global portfolio of businesses,” said David M. Cordani, President and Chief Executive Officer of CIGNA Corporation.  “We are confident we will continue to leverage our differentiated portfolio of solutions to deliver long-term value and sustainable growth for our customers and shareholders in this very dynamic marketplace.”

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income1 (dollars in millions, except per share amounts; membership in thousands):

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011

Consolidated Revenues	$5,509	$5,353	$5,413	$10,922

Consolidated Earnings
Adjusted income from operations1	$418	$384	$375	$793
Net realized investment gains, net of taxes	11	14	17	28
GMIB results, net of taxes2, 5	(21)	(104)	13	(8)
Special item, net of taxes4	-	-	24	24
Shareholders' net income1	$408	$294	$429	$837

Adjusted income from operations1, per share	$1.53	$1.38	$1.37	$2.90
Shareholders' net income1, per share	$1.50	$1.06	$1.57	$3.06

	As of the Periods Ended
	June 30,	June 30,	March 31,	December 31,
	2011	2010	2011	2010
Medical Membership
Health Care	11,458	11,365	11,422	11,437
International (Expatriate and Health Care)	1,162	616	1,110	1,036
Total medical membership	12,620	11,981	12,532	12,473

•
Shareholders’ net income1 in the second quarter of 2011 was $408 million, up 39% over the same period last year, reflecting lower losses from the GMIB2 business and a higher contribution from our ongoing businesses.

•	Cash and short term investments at the parent company were approximately $720 million at June 30, 2011 and $810 million at December 31, 2010.

•	Year to date through August 3, 2011, the Company repurchased6 approximately 5.3 million shares of stock for $225 million.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss)1.

Health Care

This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, membership in thousands):
	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011

Premiums and Fees	$3,295	$3,276	$3,311	$6,606
Adjusted income from operations1	$280	$247	$246	$526
Adjusted Margin, After-Tax7	7.4%	6.6%	6.5%	7.0%

	As of the Periods Ended
	June 30,	June 30,	March 31,	December 31,
	2011	2010	2011	2010

Membership:
Medical	11,458	11,365	11,422	11,437

Behavioral care	19,560	17,956	19,312	18,257
Dental	10,782	10,261	10,745	10,251
Pharmacy	6,277	6,574	6,205	6,501
Medicare Part D	537	518	545	560

•	Overall, Health Care results reflect growth in our targeted customer segments. Results also reflect the impact of the expected exits from non-strategic markets, primarily Medicare IPFFS.

•	Excluding Medicare IPFFS9, second quarter premiums and fees increased 8% relative to second quarter 2010, due to continued business growth, rate increases and increased specialty penetration.

•
Second quarter 2011 adjusted income from operations1 reflect continued growth in targeted medical and specialty businesses, as well as total favorable prior period claim development of approximately $42 million after-tax, which includes approximately $25 million after-tax related to 2010 and $17 million after-tax related to the first quarter of 2011.  Total favorable prior period claim development was approximately $40 million after-tax in second quarter 2010 and $22 million after-tax in first quarter 2011.

•
Health Care medical claims payable8 was approximately $1.0 billion at June 30, 2011 and December 31, 2010, while our current business mix reflects a decline in risk membership, including the exit from Medicare IPFFS.

Disability and Life

This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011

Premiums and Fees	$717	$650	$688	$1,405
Adjusted income from operations1	$88	$89	$77	$165
Adjusted Margin, After-Tax7	11.2%	11.9%	10.2%	10.7%

•
Second quarter 2011 Disability and Life results reflect solid revenue growth, including a 16% increase in disability premiums and fees.  Adjusted income from operations1 also include continued favorable accident claims experience, offset by a charge related to a litigation matter.

•
Second quarter 2011 and 2010 adjusted income from operations1 include the favorable after-tax impacts related to reserve studies of $30 million and $29 million, respectively, reflecting the sustained value we deliver to our customers through our disability management programs.  First quarter 2011 results also included $6 million after-tax from the favorable impact of reserve studies.

International

This segment includes CIGNA’s supplemental health, life, and accident insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions, membership and policies in thousands):
	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011

Premiums and Fees	$737	$542	$698	$1,435
Adjusted income from operations1	$74	$64	$77	$151
Adjusted Margin, After-Tax7	9.7%	11.2%	10.6%	10.1%

	As of the Periods Ended
	June 30,	June 30,	March 31,	December 31,
	2011	2010	2011	2010

Medical Membership: Expatriate and Health Care	1,162	616	1,110	1,036
Health, Life and Accident Policies (excl. China JV)	6,284	5,456	6,118	5,931

•
International segment results reflect strong organic premium and fee growth driven by continued attractive customer retention and sales in targeted markets within our supplemental Health, Life and Accident and Expatriate Benefits businesses.  These results also reflect the impact of ongoing strategic investments and some unfavorable Expatriate claims experience.  Results also include contributions to the Expatriate business from Vanbreda International, which was acquired during the third quarter of 2010.

Other Segments

Adjusted income (loss) from operations1 for CIGNA's other segments are presented below (after-tax, dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011

Run-off Reinsurance	$(1)	$-	$-	$(1)
Other Operations	$20	$24	$19	$39
Corporate	$(43)	$(40)	$(44)	$(87)

•	Run-off Reinsurance includes the results for the Variable Annuity Death Benefits (VADBe)2 business. No VADBe2 reserve strengthening was required for the second quarter of 2011.

OUTLOOK

•	CIGNA's updated 2011 outlook as of August 4, 2011 (dollars in millions, except per share amounts):

Full-Year Ended December 31, 2011

Adjusted income (losses) from operations1,3
Health Care	$930 to 960
Disability and Life	275 to 295
International	275 to 295
Ongoing Businesses	$1,480 to 1,550

Run-off Reinsurance, Other Operations and Corporate	(125) to (115)
Consolidated	$1,355 to 1,435

Consolidated Adjusted income from operations, per share1,3	$4.95 to 5.25

Health Care medical membership growth, excluding membership losses from exits of non-strategic markets including Medicare IPFFS	Approximately 2%

•	CIGNA’s earnings and earnings per share outlooks exclude the potential effects of future capital deployment6.

•
CIGNA's earnings and earnings per share outlooks assume break-even results for VADBe2 for full year 2011, which assumes that actual experience, including capital market performance, will be consistent with long term reserve assumptions.  See the Critical Accounting Estimates section of the Management’s Discussion and Analysis of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for more information on the effect of capital market assumption changes in shareholders’ net income.

The foregoing statements represent management’s current estimate of CIGNA's 2011 consolidated and segment adjusted income from operations1,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement inclusive of the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review second quarter 2011 and discuss full year 2011 outlook  is available in the Investor Relations section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as shareholders’ net income (loss) before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 4) and excludes results of CIGNA's GMIB2 business.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) and shareholders’ net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss) and consolidated shareholders’ net income.

2.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations.  These businesses have been in run-off since 2000.

3.
Information is not available for management to (1) reasonably estimate future net realized investment gains (losses) or (2) reasonably estimate future GMIB2 business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ income from continuing operations.  Special items for 2011 may include potential adjustments associated with litigation, tax and assessment related items.  Information is not available for management to identify, other than these items, or reasonably estimate additional 2011 special items.

4.	Special item(s) included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations1 and the calculation of adjusted margins include:

First Quarter 2011
•	After-tax benefit of $24 million (includes $9 million pre-tax charge offset by a tax benefit of $33 million) related to the completion of an IRS examination.

5.
The application of the FASB’s fair value disclosure and measurement guidance (ASC 820-10), which impacts reinsurance contracts covering GMIB2, does not represent management's expectation of the ultimate payout.  Changes in underlying contract holder account values, interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, and/or amount that will be required to ultimately settle the Company’s obligations, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations.

6.
Share repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

7.
Adjusted margins in this press release are calculated by dividing adjusted income from operations1 by segment revenues.  For the three months ended March 31, 2011 and six months ended June 30, 2011, segment margins including special items were 6.5% and 7.0% for Health Care and 10.9% and 11.1% for Disability and Life, respectively.

8.
Health Care medical claims payable of $1,002 million as of June 30, 2011 and $1,010 million as of December 31, 2010 are presented net of reinsurance and other recoverables.  The gross Health Care medical claims payable balance was $1,225 million as of June 30, 2011 and $1,246 million as of December 31, 2010.

9.
Beginning January 1, 2011, CIGNA no longer offers Medicare IPFFS.  A reconciliation of 2010 consolidated revenues and Health Care premiums and fees between reported and excluding Medicare IPFFS follows:

(Dollars in millions)	Three Months Ended June 30,
2010

Consolidated Revenues, as reported	$5,353
Medicare IPFFS revenues	216
Consolidated Revenues, excluding Medicare IPFFS	$5,137

Health Care Premiums and Fees, as reported	$3,276
Medicare IPFFS premiums and fees	214
Health Care Premiums and Fees, excluding Medicare IPFFS	$3,062

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s strategic initiatives, litigation and other legal matters, operational improvement initiatives in the health care operations, and the outlook for the Company’s full year 2011 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s Health Care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost and medical membership results, (v) delivering quality service to members and health care professionals using effective technology solutions, (vi) lowering administrative costs and (vii) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to health care professionals, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the Health Care business;

6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates or sustained deterioration in the commercial real estate markets;
8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business as well as a downgrade in financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.	inability of the hedge programs adopted by the Company to substantially reduce equity market and interest rate risks in the run-off reinsurance operations;
11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations, investments, liquidity and access to capital markets;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

16.
adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation which could, among other items, affect the way the Company does business, increase cost, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s products, services, market segments, technology and processes;

17.
amendments to income tax laws, which could affect the taxation of employer provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

18.
potential public health epidemics, pandemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

19.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
20.
challenges and risks associated with the successful management of the Company’s outsourcing projects or vendors, including the agreement with IBM for provision of technology infrastructure and related services;

21.	the ability to successfully complete the integration of acquired businesses; and
22.	the political, legal, operational, regulatory and other challenges associated with expanding our business globally.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

				Exhibit 1
CIGNA CORPORATION COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUES

Premiums and fees	$4,786	$4,504	$9,519	$9,047
Net investment income	284	283	563	549
Mail order pharmacy revenues	349	351	688	699
Other revenues (1)	73	193	109	247
Net realized investment gains	17	22	43	16
Total	$5,509	$5,353	$10,922	$10,558

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Health Care	$280	$247	$526	$414
Disability and Life	88	89	165	159
International	74	64	151	136
Run-off Reinsurance	(1)	-	(1)	(1)
Other Operations	20	24	39	43
Corporate	(43)	(40)	(87)	(86)
Total	$418	$384	$793	$665

SHAREHOLDERS' NET INCOME

Segment Earnings (Losses)

Health Care (3)	$280	$247	$527	$414
Disability and Life (3)	88	89	170	159
International	74	64	151	136
Run-off Reinsurance	(22)	(104)	(9)	(100)
Other Operations (3)	20	24	43	43
Corporate (3)	(43)	(40)	(73)	(86)
Total	397	280	809	566
Net realized investment gains, net of taxes	11	14	28	11
Shareholders' net income	$408	$294	$837	$577

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$1.53	$1.38	$2.90	$2.39
Results of guaranteed minimum income benefits business, after-tax	(0.07)	(0.37)	(0.03)	(0.35)
Net realized investment gains, net of taxes	0.04	0.05	0.10	0.04
Special item(s), after-tax (3)	-	-	0.09	-
Shareholders' net income	$1.50	$1.06	$3.06	$2.08
Weighted average shares (in thousands)	272,733	277,536	273,300	277,819

SHAREHOLDERS' EQUITY at June 30,:			$7,548	$5,976

SHAREHOLDERS' EQUITY PER SHARE at June 30,:			$27.93	$21.89

(1) Includes pre-tax gains of $2 million and pre-tax losses of $37 million for the three months and six months ended June 30, 2011, respectively, and pre-tax gains of $92 million and $47 million for the three months and six months ended June 30, 2010, respectively, from futures and swaps contracts entered into as part of a dynamic hedge program to manage equity and growth interest rate risks in CIGNA's run-off reinsurance operations. CIGNA recorded related offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit and guaranteed minimum income benefit contracts. For more information, please refer to CIGNA's Form 10-Q for the period ended June 30, 2011 which is expected to be filed on August 4, 2011.

(2) Adjusted income (loss) from operations is segment earnings (loss) (shareholders' net income (loss) before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss) and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The six months ended June 30, 2011 includes a net tax benefit of $24 million resulting from the completion of the 2007 and 2008 IRS examinations.
 - After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $4 million (includes a pre-tax charge of $9 million offset by a tax benefit of $13 million) in Other Operations and an after-tax benefit of $14 million in Corporate.

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share			Consolidated			Health Care			Disability and Life
Three Months Ended	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11

Adjusted income (loss) from operations (1)	$1.53	$1.38	$1.37	$418	$384	$375	$280	$247	$246	$88	$89	$77

Results of guaranteed minimum income benefits business (2)	(0.07)	(0.37)	0.05	(21)	(104)	13	-	-	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (3)	-	-	0.09	-	-	24	-	-	1	-	-	5

Segment earnings (loss)	1.46	1.01	1.51	397	280	412	280	$247	$247	$88	$89	$82
Net realized investment gains, net of taxes (4)	0.04	0.05	0.06	11	14	17

Shareholders' net income	$1.50	$1.06	$1.57	$408	$294	$429

	International			Run-off Reinsurance			Other Operations			Corporate
Three Months Ended	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11	2Q11	2Q10	1Q11

Adjusted income (loss) from operations (1)	$74	$64	$77	$(1)	$-	$-	$20	$24	$19	$(43)	$(40)	$(44)

Results of guaranteed minimum income benefits business (2)	-	-	-	(21)	(104)	13	-	-	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (3)	-	-	-	-	-	-	-	-	4	-	-	14

Segment earnings (loss)	$74	$64	$77	$(22)	$(104)	$13	$20	$24	$23	$(43)	$(40)	$(30)

	Diluted Earnings Per Share		Consolidated		Health Care		Disability and Life
Six Months Ended June 30,	2011	2010	2011	2010	2011	2010	2011	2010

Adjusted income (loss) from operations (1)	$2.90	$2.39	$793	$665	$526	$414	$165	$159

Results of guaranteed minimum income benefits business (2)	(0.03)	(0.35)	(8)	(99)	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (3)	0.09	-	24	-	1	-	5	-

Segment earnings (loss)	2.96	2.04	809	566	$527	$414	$170	$159
Net realized investment gains, net of taxes (4)	0.10	0.04	28	11

Shareholders' net income	$3.06	$2.08	$837	$577

	International		Run-off Reinsurance		Other Operations		Corporate
Six Months Ended June 30,	2011	2010	2011	2010	2011	2010	2011	2010

Adjusted income (loss) from operations (1)	$151	$136	$(1)	$(1)	$39	$43	$(87)	$(86)

Results of guaranteed minimum income benefits business (2)	-	-	(8)	(99)	-	-	-	-

Special item(s), after-tax:
Completion of IRS examination (3)	-	-	-	-	4	-	14	-

Segment earnings (loss)	$151	$136	$(9)	$(100)	$43	$43	$(73)	$(86)

(1) CIGNA measures the financial results of its segments using "segment earnings (loss)", which is defined as shareholders' net income (loss) before net realized investment gains (losses).  Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of CIGNA's guaranteed minimum income benefits business.

(2) Results of guaranteed minimum income benefits business on a pre-tax basis for:
       - three months and six months ended June 30, 2011 were losses of $33 million and $13 million, respectively;
       - three months and six months ended June 30, 2010 were losses of $160 million and $152 million, respectively; and
       - three months ended March 31, 2011 were gains of $20 million.

(3) The three months ended March 31, 2011 and six months ended June 30, 2011 include a net tax benefit of $24 million resulting from the completion of the 2007 and 2008 IRS examinations.
     - After-tax benefit of $1 million in Health Care; after-tax benefit of $5 million in Disability and Life; after-tax benefit of $4 million (includes a pre-tax charge of $9 million offset by a tax benefit of $13 million) in Other Operations and an after-tax benefit of $14 million in Corporate.

(4) Net realized investment gains (losses) on a pre-tax basis for:
       - three months and six months ended June 30, 2011 were gains of $17 million and $43 million, respectively;
       - three months and six months ended June 30, 2010 were gains of $22 million and $16 million, respectively; and
       - three months ended March 31, 2011 were gains of $26 million.